UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2017

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-6651

Indiana	35-1160484
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Two Prudential Plaza, Suite 4100 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 819-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01          Entry into Material Definitive Agreements.

On May 5, 2017, Hill-Rom Company, Inc. (“HRC”), a wholly-owned subsidiary of Hill-Rom Holdings, Inc. (the “Company”), as initial servicer, Hill-Rom Finance Company LLC (“HR Finance”), a wholly-owned subsidiary of the Company and a bankruptcy remote, special purpose entity, as borrower, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (“BTMU”), as a committed lender (collectively, with the other lenders from time to time party thereto, the “Lenders”), BTMU, as a group agent, and BTMU, as administrative agent (in such capacity, the “Agent”), entered into a Loan and Security Agreement (the “Loan Agreement”). The Loan Agreement and related transaction documents provide a receivables securitization facility (the “Facility”).

The documentation for the Facility includes (i) the Loan Agreement, (ii) a Purchase and Sale Agreement (the “PSA”) by and among HRC, as an originator and servicer, Hill-Rom Manufacturing, Inc. (“Manufacturing”), wholly-owned subsidiary of the Company, as an originator, and HR Finance, as buyer and (iii) a Performance Guaranty by the Company for the benefit of the Agent, the Lenders, and other affected parties (the “Performance Guaranty”).

HR Finance was formed for the purpose of acquiring rights to payment arising from the sale of goods or services by HRC and Manufacturing (the “Receivables”). Under the Loan Agreement and the PSA, on an ongoing basis HRC and Manufacturing, as originators (in such capacity, the “Originators”) will sell Receivables to HR Finance on a non-recourse basis or transfer Receivables to HR Finance as capital contributions. HR Finance in turn may obtain funding of up to $110 million in cash proceeds, subject to eligible Receivables, from time to time from the Lenders under the Loan Agreement to pay the purchase price for the receivables to the Originators. The purchase price for Receivables sold by the Originators to HR Finance will be paid in cash to the extent available to pay the price of Receivables each day, with the balance being evidenced by one or more subordinated notes from HR Finance. The subordinated note obligations will be satisfied from collections of the Receivables available after payment of other amounts owed by HR Finance under the Loan Agreement. HR Finance pays interest on the borrowings under the Loan Agreement based on the weighted average cost of short-term notes issued by a conduit lender to fund its borrowings under the Loan Agreement, in the case of loans by a conduit lender, and based on one, two or three month LIBOR (as selected by HR Finance), in the case of loans by other Lenders. In addition, HR Finance will pay the Agent and Lenders upfront fees, commitment fees, program fees and fees based on facility use, and will pay a structuring fee at closing. For as long as HRC is the servicer, HRC will service, administer, and collect the Receivables on behalf of HR Finance and the Lenders. The Performance Guaranty is a customary undertaking by the Company guaranteeing the performance of the obligations of the Originators and any servicer under the Loan Agreement and the PSA, as applicable.

The Loan Agreement contains various customary affirmative and negative covenants, including covenants to preserve the bankruptcy remote status of HR Finance, and it also contains customary default and termination provisions which provide for acceleration of amounts owed under the Loan Agreement upon the occurrence and during the continuance of certain specified events with respect to the Company, the Originators, or HR Finance, including, but not limited to, the failure to pay yield, fees, and other amounts due, defaults on certain other indebtedness, failure to discharge certain judgments, insolvency events, change in control, and exceeding certain financial ratios designed to capture events negatively affecting the overall credit quality of the Receivables securing amounts for which the Lenders provided loans for.

The Facility will terminate on May 4, 2018 unless extended by the parties.

The foregoing description of the Facility is qualified in its entirety by reference to the full text of the Loan Agreement, PSA and Performance Guaranty, which are filed, respectfully, as Exhibits 10.1, 10.2 and 10.3 hereto.

Item 2.03            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 – Loan and Security Agreement, dated as of May 5, 2017, among Hill-Rom Company, Inc., as initial servicer, Hill-Rom Finance Company LLC, as borrower, the lenders and group agents from time to time party thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent

Exhibit 10.2 – Purchase and Sale Agreement, dated as of May 5, 2017, among Hill-Rom Company, Inc., as an originator and servicer, the other originators from time to time party thereto, and Hill-Rom Finance Company LLC, as buyer

Exhibit 10.3 – Performance Guaranty, dated as of May 5, 2017, by Hill-Rom Holdings, Inc. for the benefit of The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent, the lenders and other affected parties

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL-ROM HOLDINGS, INC.
Registrant
Date:	May 5, 2017	By:	/s/ Steven J. Strobel
Steven J. Strobel
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1
Loan and Security Agreement, dated as of May 5, 2017, among Hill-Rom Company, Inc., as initial servicer, Hill-Rom Finance Company LLC, as borrower, the lenders and group agents from time to time party thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent

10.2
Purchase and Sale Agreement, dated as of May 5, 2017, among Hill-Rom Company, Inc., as an originator and servicer, the other originators from time to time party thereto, and Hill-Rom Finance Company LLC, as buyer

10.3
Performance Guaranty, dated as of May 5, 2017, by Hill-Rom Holdings, Inc. for the benefit of The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as administrative agent, the lenders and other affected parties